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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  June 12, 1996
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                          ROTECH MEDICAL CORPORATION
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             (Exact name of Registrant as specified on its Charter)


          Florida                                          59-2115892
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  (State or jursidction of                             (I.R.S. Employer)
incorporation or organization)                        Identification No.)


4506 L.B. McLeod Road, Suite F. Orlando, Florida                 32811
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:      (407) 841-2115
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Not Applicable
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(former name or former address, if changed since last report)

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Item 5. Other Events
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FOR IMMEDIATE RELEASE
ROTECH MEDICAL CORPORATION ANNOUNCES
PRICE OFFERING OF $110 MILLION OF CONVERTIBLE SUBORDINATED DEBENTURES

ORLANDO - (BUSINESS WIRE)--MAY 24, 1996--ROTECH MEDICAL CORPORATION (NASDAQ/NMS-ROTECH), has set the terms for its $110 million of Convertible Subordinated Debentures due 2003 (the "Debentures").

The Debentures will have a term of seven years and bear interest at the rate of 5.25% per year. The Debentures will be convertible into shares of RoTech Common Stock, at an initial conversion price of $26.25 per share, which represents a 23.5% premium over the Company's closing and price of the Company's Common stock on May 23, 1996. An additional $16.5 million of Debentures may be issued solely to cover over-allotments. The offering is expected to close on or about May 30, 1996.

The Debentures are being offered to qualified institutional buyers and to certain non-U.S. persons in reliance upon exemptions from the registration requirements of the U.S. Securities Laws. The Debentures have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from the Securities Act of 1933 registration requirements. This release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c) Exhibits

Press release entitled "For Immediate Release - RoTech Medical Corporation Prices Offering of $110 million of Convertible Subordinated Debentures dated May 24, 1996.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RoTech Medical Corporation,
                                        a Florida Corporation


Dated: June 12, 1996                     By: /s/ Rebecca R. Irish
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                                           Rebecca R. Irish, Treasurer
                                           and Chief Financial Officer